                                                                                                                                                                                            RSM McGladrey Network
                                                                                                                                                                                                   An Independently Owned Member
____________________________________________________________________________________________________________________
 HJ ASSOCIATES & CONSULTANTS, L.L.P.                                               50 South Main Street, Suite 1450 * Salt Lake City, Utah 84144
                                                                                                                                                                                                                                                   Telephone (801)328-4408 * Fax (801) 328-4461
_____________________________________________________________________________________________________________________

                           CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Nations RX, Inc.
Wildomar, California

We hereby consent to the inclusion of our audit report dated May 10, 2004, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, of Nations RX, Inc. for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement on Form S-8.

/s/ HJ Associates & Consultants, LLP
HJ Associates & Consultants, LLP
Salt Lake City, Utah
July 9, 2004

1